Client Information:

Business Name: Alliance Recovery Corporation ARVY.OB
Contact Person: Peter Vaisler
Email: arrcburnsit@aim.com

Advertisement Scheduling:

Run From:             12/10/2007 – 6/31/2008
$ Cost: $50,000 per month*

Combo Package will include:
(3) Banner ad on QS.net site
(1) Google Ad size Profile & Google Ad words purchased
(1) Press Release emailed to entire database per month
(1) Wire Press Release from QS.net per month
(3) Days of Daily Sponsorship per month in “The QualityStocks Newsletter”
(3) Days of Daily Sponsorship per month in “The QualityStocks Daily” Broadcast
(2) Audio Interview with CEO with Wire Press Release (one per quarter)
(1) Included is a QualityStocks Research Report by a CFA with updates
Daily QualityStocks Blogs and Message Boards
This will included a Video Corporate Profile with a 90 second Executive
Summary or “elevator pitch” captured, edited and streamed through
QualityStocks.net.
The Video in High Definition will be up on the site for 6 months
QualityStocks will contract with Small Cap Relations as well.

Small Cap Relations Package will include:
A Team of 20 Broker Relations Managers will be on the phones and will be contacting licensed Brokers, Brokers-Dealers, Hedge Funds, Money Mangers and
Fund Managers. The managers will make thousands of contacts per month, per manager. The managers will send out all electronic packages automatically via
PDF each day and full color packages(if needed) will be US Priority mailed each day as well.**

PLEASE FAX AGREEMENT TO 480.467.0312

Payment Information:             By Bank Wire

Wire info:  Bank of America 3123 N Scottsdale Rd Scottsdale, AZ 85251

Account Name:	QualityStocks, LLC.
A/C:	229005448121
ABA Routing:	026009593

As compensation for the services set forth above, Alliance Recovery Corporation (the Company) will provide QualityStocks, LLC. with 3,000,000 shares of restricted stock upon execution of the Agreement. For the purposes of this Agreement and by mutual consent it is agreed that Stock Certificates representing one sixth of the 3,000,000 restricted shares will be forwarded by Alliance Recovery Corporation's transfer agent to QualityStocks, LLC. upon execution of the Agreement and subsequently in one (1) month intervals for the six month term of the Agreement. Furthermore, QualityStocks, LLC. and Alliance Recovery Corporation agree that at any time during the six month term of the Agreement, rather that providing stock as compensation Alliance Recovery Corporation is permitted to make monthly cash payments of $50,000 for the services described.

The following Registration Rights are granted by Alliance Recovery Corporation:

If the Company proposes to file a Registration Statement with the Securities and Exchange Commission respecting any shares of any class of its equity securities for its own account or for the account of a holder of securities of the Company, the Company shall give prompt written notice to QualityStocks, LLC. at least 10 Business Days prior to the initial filing of the registration statement relating to such offering (the "Registration Statement"). QualityStocks, LLC. shall have the right, within 5 Business Days after delivery of such notice, to request in writing that the Company include all or a portion of the QualityStocks, LLC. restricted shares (the "Restricted Shares") in such Registration Statement. The Company shall include in such registration statement all of the Restricted Shares QualityStocks, LLC. has requested be included.

Rider A

The Following receipt of notice from QualityStocks, LLC. The Company shall use its reasonable best efforts to register under the Securities Act, for public sale in accordance with the method of disposition specified in such notice, the Restricted Shares. The Company’s registration obligation hereunder shall be deemed satisfied only when a registration statement or statements covering all Restricted Shares shall have become effective. The Company shall use its reasonable best efforts to maintain the effectiveness of any form used to register the Restricted Shares until such time as all of the Restricted Shares have been sold.

Either Alliance Recovery Corporation or QualityStocks, LLC. may terminate this Agreement, for any reason, by notifying the other party with a written termination letter ten (10) calendar days prior to a Payment Date." Termination of this agreement shall not terminate or otherwise affect the registration rights set for above.

Date:  _________________                       Client Signature: __________________________

*All services will begin upon first payment
**All material that is emailed via PDF or mailed must be approved by the client before the contacts begin.
*All printing and postage will be an additional variable expense.

PLEASE FAX AGREEMENT TO 480.467.0312